Exhibit 10.3

                           Exclusive Agency Agreement

      This Agreement entered into as of the 1st day July, 1998, by and between MEDIS EL LTD, a Company organized and registered under the laws of State of Israel and having its principal place of business at 5 Kiryat Mada Street, Jerusalem, Israel 91450 (hereinafter: "MEDIS"), and CDS DISTRIBUTOR INC., a Delaware corporation and a wholly-owned subsidiary of Cell Diagnostics Inc., a Delaware corporation, having its principal place of business at 805 Third Avenue, New York, New York 10022 (hereinafter: the "Agent").

                               W I T N E S S E T H

      WHEREAS, Medis is currently engaged in the research and development of technology for products designated the Synchronous Twin Piston Reciprocating Linear Compressor and expander displacer assembly for Stirling Cycle System and a Synchronous Reciprocating Electric Machine, and Media currently owns or has pending related patents;

      WHEREAS, Medis has determined that the licensing of rights to such technology is necessary to properly bring such technology to the commercial markets in North America; and

      WHEREAS, Medis desires to retain the Agent, and the Agent desires to be retained by Medis, to serve as the exclusive agent to coordinate Medis licensing arrangement in North America with respect to the Licensed Products (as hereinafter defined) and to help Media seek possible funding resources for all aspects of Medis' work with regard to the Patents and Licensed Know-How (as defined below).

             NOW, THEREFORE, THE PARTIES MUTUALLY AGREE AS FOLLOWS:

                                    ARTICLE I

                                  DEFINITIONS

      "Licensed Patents" shall mean U.S. Patent No. 5693991 issued on December 2, 1997 entitled " Synchronous Twin Piston Reciprocating Apparatus", the continuation of Patent No. 569331, application of 599,206 Displacer Assembly for Stirling Cycle Systern, U.S. Patent Application No 08/933856 entitled "Synchronous Reciprocating Electric Machine", and any other United States and foreign patents and patent applications based upon the foregoing or in any manner related to the Licensed
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Products owned or controlled by Medis on the date hereof or hereafter including subsequent application derived therefrom, and the foreign counterparts based thereon.

      "Licensed Know How" shall mean any and all data, information, technology or special ability on the part of Medis including, without limitation, processes, techniques, methods, products, materials and compositions relating in any way to the research, development, manufacture, testing, marketing or use of Licensed Products owned or controlled by Medis on the date hereof or hereafter.

      "Licensed Product" shall mean all devices, systems and products making use of or embodying in whole or in part the invention(s) covered by any or all of the Licensed Patents and Licensed Know-How, including, without limitation, a synchronous twin piston reciprocating linear compressor.

                                   ARTICLE II

                             APPOINTMENT AND AGENCY

      (A) Subject to the terms of this Agreement, Medis hereby appoints the Agent, and the Agent hereby accepts Medis' said appointment, as the exclusive agent of Medis to present Medis' technology for licensing (subject to the potential licensee signature on a non-disclosure agreement and any other document as shall be demanded by Medis) and to coordinate all aspects relating to the licensing arrangements between Medis and third parties within North America (hereafter the "Marketing Area") in respect of the licensing to such third parties under the Licensed Patents arid the Licensed Know-How to make, have made, use and sell the Licensed Products.

      To avoid any doubt it is hereby expressly declared that the Agent has no authority to incur any obligation on behalf of Medis or any way to pledge Medis' credit and/or to submit or accept on behalf of Medis any proposal, contract, offer and/or order or otherwise commit Medis to any agreement or arrangement.

      (B) In exchange for such agency services, Medis shall pay to the agent a fee equal to 10% of gross amount of all royalties and other amounts payable to Medis under all licensing arrangements entered into by Medis pursuant to the clause (A) above during the first ten years of each such arrangement and a fee of 5% of such amounts thereafter. Such fees shall be payable within 30 days after the end of each calendar month based upon the royalties and other amounts which have been paid to Medis under such licensing arrangements during such calendar month. To avoid any doubt it is hereby agreed that the delivery of promissory notes or any other security to ensure payment by the Licensee shall not be considered a payment and shall not entitle the Agent to any payment, until, and to the extent, that said notes are paid. Any sales tax, export duties or other charges imposed by any Israeli government authority, in connection with the licensing of the Licensed Products and the collection of royalties and other amounts with respect thereto, shall be the sole responsibility of and shall be paid for by Medis. If license fees paid to Medis are in a form of consideration other than royalty payment the parties will equitably adjust so that Medis makes appropriate compensation to Agent.

      (C) Medis agrees to provide the Agent with written quarterly reports with respect to all royalties and other amounts payable pursuant to clause (B) above within 10 days after each calender quarter, whether or not any such royalties and other amounts are payable during such quarter.

      (D) Medis shall not, during the term this Agreement, appoint in the Marketing Area, any other licensing agent for the Licensed Products, the Licensed Know How or the Licensed Patents. Medis shall promptly advise the Agent of any inquiries that Medis receives regarding the licensing of the Licensed Products, the Licensed Know-How and/or the licensed Patents in the Marketing Area.

                                   ARTICLE III

                LICENSING AND PROMOTION OF THE LICENSED PRODUCTS

      (A) The Agent undertakes at all such times as this Agreement remains in force and at its sole cost and expense, to seek potential licensees of Licensed Products by promoting the Licensed Products actively, diligently and aggressively in cooperation with Medis throughout the Marketing Area and, to this end, the Agent shall inter alia;

            (1) create, develop and put into effect in cooperation with Medis a marketing campaign to present the Licensed Products in the Marketing Area, including demonstrations of the Licensed Products;

            (2) locate potential licensees and inform Medis of them. Medis will decided which of these potential licensees should be further approached.

            3) coordinate with Medis and Medis' legal counsel the preparation and negotiation of documentation relating so proposed licensing arrangements;

            4) cooperate with Medis in overseeing all legal proceeding between Medis and third parties arising out of or in connection with licensing arrangements within the scope of this Agreement;

            5) manage the collection of royalties payable to Medis pursuant to licensing arrangements within the scope of this Agreement, and maintain an office with sufficient secretarial, telephone and telex facilities and service for same;

            6) submit periodically reports to Medis describing the Agent's activities performed pursuant to the terms of this Agreement;

            7) use only personnel who, in Agent's reasonable judgement, are highly qualified and trained for the licensing promotion and otherwise carrying out the Agent's duties under this Agreement, and employ a number of said personal who, in the Agent's reasonable judgement, are sufficient to cover the Marketing Area fully; and

            (8) submit to Medis for review and approval any promotional literature to be used by the Agent in presenting and marketing the Licensed Products.

      (B) Medis shall use its best efforts to make available in the Marketing Area, at no charge of any of any kind, such of its personal as may be reasonably requested by the Agent to coordinate with the Agent in the promotion of the Licensed Products.

      (C) Upon request from Medis, the Agent will cooperate with Medis to identify possible funding resources for all aspects of Medis-El's work with regard to Medis-El's Technology.

                                   ARTICLE IV

                     PROPRIETARY RIGHTS AND NON-COMPETITION

      (a) Proprietary Rights:

            (1) Medis reserves exclusively to itself all right, title and interest in and to the Licensed Patents, the Licensed Know-How and all other intellectual property rights relating in any way to the Licensed Products, and their manufacture, use, sale and maintenance.

            (2) The Agent agrees and acknowledges that all information supplied by Medis to the Agent, other than information which (a) was known to the public prior to the date of communication thereof to the Agent or which became known to the public thereafter other than through communication by the Agent, (b) was in the Agent's possession prior to disclosure thereof by Medis to the Agent; or (c) is disclosed to the Agent by a third party not under any obligation of confidentiality to Medis, is proprietary to Medis and shall be kept in confidence by the Agent, its employees, agents and contractors. In addition, the Agent may disclose information of the kind which would be disclosable in a filing with a government agency in connection with a sale or offer of shares of the Agent out not information for which confidential treatment by the U.S. Securities and Exchange Commission might reasonably be requested. The Agent undertakes to utilize said information solely for the purpose of furthering the promotion of the Licensed Products in the Marketing Area, to the extent that same is permitted pursuant to the provisions of this Agreement.

To avoid any doubt, it hereby expressly agreed that the provisions of sub-article 2 (b) above do not exempt the Agent from its obligation to keep in strict confidence any and all information which was given to the Agent, or any of its employees, agents, managers or owners, prior to the execution of this Agreement, whether such information was given as part of the negotiations towards this Agreement or whether it was gives with no connection thereto.

      (B) Non-Competition:

            The Agent undertakes that, throughout the period during which this Agreement is in full force and effect and for a period of four years thereafter, the Agent will not be involved, either directly or indirectly, in the development, manufacture, marketing, sales, service and/or support of any product in the Marketing Area which may compete with the Licensed Products or any part thereof.

                                    ARTICLE V

                             RELATIONSHIP OF PARTIES

      (A) It is hereby agreed that the Agent is authorized to represent itself as Medis' exclusive licensing agent for the Licensed Products in the Marketing Area.

      (B) It is agreed that the Agent acting under this Agreement as an independent contractor, and that this Agreement does not confer upon the Agent the power to bind or act for Medis in any other manner whatsoever.

The Agent shall be exclusively responsible for all wages, salaries, travelling expenses and any other expenses and liabilities of any kind whatsoever, incurred by the Agent or its employees in the performance of its obligations under this Agreement.

                                   ARTICLE VI

                             TERM OF THIS AGREEMENT

      The Agreement shall enter into effect upon signature by the last party hereto to sign and shall, unless terminated as provided below, continue in full force and effect until the fifteenth (15th) anniversary of the date hereof. Upon the request of either party, the parties will meet six months prior to the end of the term of this Agreement to negotiate the possible extension of this Agreement for a further term. If no extension is so agreed upon in writing and duly signed by the parties hereto, upon the expiration of the term of this Agreement, this Agreement shall automatically be terminated without the need for any notice or other correspondence between the between the parties. This Agreement may, at the option of Medis, be terminated upon 30 days written notice to the Agent upon (i) the breach or default by the Agent of any material provision of this Agreement, or (ii) the institution by (or against if not dismissed within ninety (90) days) the Agent of proceeding in bankruptcy or the Agent's adjudication as a bankrupt, or the insolvency of the Agent. The parties hereby agree that, except as provided for in Article II(B) hereof with respect to licensing arrangements entered into prior to the date of termination, all obligations and liabilities under this Agreement shall cease, and neither party shall have any claim against the other, upon the term of this Agreement, or upon the expiration of any extension of the term of this Agreement, or upon the prior termination of this Agreement, except to the extent any such claim accrued prior to such expiration or termination. For the sake of clarity, it is further agreed that, on the expiration or prior termination of this Agreement Medis shall not be obligated to remunerate, repay, reimburse or otherwise compensate the Agent for loss of profit, loss of goodwill, loss of clientele or other like item, and/or for promotional costs, and/or for other expenses and costs incurred by the Agent.

                                   ARTICLE VII

                          ARITRATION AND GOVERNING LAW

      Any dispute between the parties arising under this Agreement or in connection herewith shall be resolved by arbitration under the rules of the International Chamber of Commerce in front of one arbitrator. The arbitration shall be held in the English language and the tribunal shall sit in New York City, New York. The substantive law to be applied to the interpretation of the Agreement and in implementation shall be the law of the State of New York.

                                  ARTICLE VIII

                                     NOTICES

      (A) Any notice required to be given by either party to the other hereunder or in connection therewith shall be in writing and delivered personally or by registered mail, facsimile or telex to the other party. Notice shall be deemed effective upon the date of personal delivery thereof (if personally delivered) or upon the tenth day after such notice is mailed (if sent by registered mail), or two days after being sent by telex or facsimile.

      (B) For the purposes of clause (A) above, the following are the addresses of the parties, provided that either party may change such address upon notice to the other in the manner provided in this Article:

      Agent       CDS DISTRIBUTOR, INC.
                  c/o Cell Diagnostics, Inc.
                  805 Third Avenue
                  New York, New York 10022
                  Attention: Mr. Robert K. Lifton
                  Fax No: (212) 935-9216

      Medis:      MEDIS EL LTD.
                  5 Kiryat Mada Street
                  Jerusalem Israel 91450
                  Attention: Mr. Zvi Rehavi
                  Fax No: 001-972-2-587-0454

                                   ARTICLE IX

                                  MISCELLANEOUS

      (A) All correspondence, information, specifications, reports, notices and any other written or oral communications between the parties shall be in the English Language.

      (B) The failure of a party to insist in any one or more instances upon strict performance of any of the terms of this Agreement or to exercise any rights herein conferred shall not be construed as a waiver or relinquishment to any extent by said party of said party's right to assert or rely upon any such term or right on any future occasion.

      (C) Either party may assign this Agreement, and all of its right and obligations hereunder, to its existing or newly established affiliates subject to an undertaking of all obligations and rights under this Agreement.

      (D) The caption headings or the Articles of this Agreement are for convenience only and shall not be constructed as in any way limiting or extending the language of the provision to which the caption refer.

      (E) The terms and conditions of this Agreement constitute the entire agreement between the parties and shall supersede all previous communications, representations or agreements, whether oral or written, between said parties with respect to the subject matter hereto. No agreement or understanding, either oral, or written, between the parties will be binding upon either party unless in writing, signed by a duly authorized representative of each party.

      (F) Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their perspective permitted successors and assigns.

      (G) Except as provided for in paragraph IX C above, the Agent may not subcontract or assign all or any of its rights or obligations under this Agreement without the previous written consent of Medis.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement in counterparts and in two duplicate originals, of which one is left with Medis and one with the Agent, all as of first herein above written.

      MEDIS EL LTD.                       CDS DISTRIBUTOR, INC.

By: /s/ Zvi Rehavi                        By: /s/ Robert K. Lifton
    ---------------------------               ----------------------------------
Name: ZVI REHAVI                          Name: Robert K. Lifton
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Title: EXECUTIVE VICE PRESIDENT           Title: Chairman
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By: /s/ Israel Fisher
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Name: ISRAEL FISHER
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Title: VICE PRESIDENT FINANCE
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